UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017 (November 29, 2017)

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Third and Final Closing

On November 29, 2017 Altisource Residential, L.P. (“Buyer”), a wholly-owned subsidiary of Altisource Residential Corporation (the “Company”), acquired 1,957 single family properties (the “Acquired Properties”) in the third and final closing under the Company’s previously disclosed Purchase and Sale Agreement (as amended and as discussed below, the “PSA”) to acquire up to 3,500 single family rental properties from Vaca Morada Partners, LP (“VMP”) and MSR II, LP (“MSR,” and collectively with VMP, the “Sellers”), which are entities sponsored by Amherst Holdings, LLC (“Amherst”). As consideration for the Acquired Properties, Buyer paid to Sellers $305.1 million, which is subject to certain purchase price adjustments in accordance with the PSA. The purchase price was funded with the proceeds from the Loan Agreements (as described in Item 2.03 below) as well as cash on hand.

Pursuant to the PSA and in connection with the Loan Agreements, Buyer assigned the right to purchase the Acquired Properties to HOME SFR Borrower IV, LLC, a newly formed special purpose entity and an indirect wholly-owned subsidiary of the Company (“Property Owner”). In addition, Property Owner entered into a property management services agreement pursuant to which the current property manager for the Acquired Properties and an affiliate of Amherst, Main Street Renewal, LLC, will provide Property Owner with leasing and lease management, operations, maintenance, repair, property management and property disposition services regarding the Acquired Properties.

As previously disclosed in a Current Report on Form 8-K filed April 5, 2017, on March 30, 2017, the Company completed the first closing pursuant to the PSA with the acquisition of 757 single family rental properties for an aggregate purchase price of $106.5 million. Also as previously disclosed in a Current Report on Form 8-K filed July 6, 2017, on June 29, 2017, the Company completed the second closing pursuant to the PSA with the acquisition of 751 single family rental properties for an aggregate purchase price of $117.1 million.

Amendment to the PSA

Also on November 29, 2017, Buyer and Sellers entered into a second amendment to the PSA (the “Second Amendment to the PSA”) to amend, among other things, the criteria of certain properties that qualify as Acquired Properties under the PSA, the timing of Sellers’ obligations to renovate and lease those Acquired Properties, the entry into interim leasing arrangements with affiliates of the Sellers regarding certain Acquired Properties and the methodology for determining any final purchase price adjustments for such Acquired Properties.

The foregoing description of the Second Amendment to the PSA does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Second Amendment to the PSA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The foregoing description of the PSA entered into on March 30, 2017 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the PSA, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 5, 2017.

Loan Agreements

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 regarding the Acquired Properties acquired pursuant to the PSA is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 29, 2017, as part of the seller financing for the Acquired Properties under the Second Amendment to the PSA, Property Owner entered into two separate loan agreements (collectively, the “Loan Agreements”) with VMP and MSR, as lenders (“Lenders”), and Amherst SFR Lender, LLC, as agent. The Property Owner borrowed $114,201,225 pursuant to the first Loan Agreement and $114,589,997 pursuant to the second Loan Agreement (collectively, the “Loans”). The Loans represent 75% of the aggregate purchase price of the Acquired Properties. Each of the Loans has a fixed interest rate of 4.00%. The maturity date for each of the Loans is December 9, 2022.

Each Loan is secured by first priority mortgages on a portion of the Acquired Properties. The Loan Agreements require that Property Owner comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness that Property Owner can incur, limitations on sales and dispositions of the Acquired Properties and various restrictions on the use of cash generated by the operations of the Acquired Properties while each Loan is outstanding. The Loan Agreements have cross-default (but not cross collateralization) provisions based on customary events of default, the occurrence of which would allow the Lenders to accelerate payment of all amounts outstanding thereunder.

The foregoing description of the Loan Agreements do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Loan Agreements, which are filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On November 29, 2017, the Company issued a press release, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of business acquired.

The financial statements required by this Item, if required, will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this Item, if required, will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Second Amendment to the Purchase and Sale Agreement, dated November 29, 2017, among Vaca Morada Partners, LP, MSR II, LP and Altisource Residential, L.P. *

10.1	Loan Agreement (Tranche 3A), dated November 29, 2017, among Home SFR Borrower IV, LLC, as Borrower, Vaca Morada Partners, LP, as a Lender, MSR II, LP, as a Lender, and Amherst SFR Lender, LLC, as Agent

10.2	Loan Agreement (Tranche 3B), dated November 29, 2017, among Home SFR Borrower IV, LLC, as Borrower, Vaca Morada Partners, LP, as a Lender, MSR II, LP, as a Lender, and Amherst SFR Lender, LLC, as Agent

99.1	Press Release of Altisource Residential Corporation dated November 29, 2017

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation SK. The Company agrees to furnish supplementally a copy of any of the omitted schedules upon request by the United States Securities and Exchange Commission, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altisource Residential Corporation

Date: December 5, 2017	By:	/s/ Robin N. Lowe
Robin N. Lowe
Chief Financial Officer